FIRST AMENDMENT TO
                          PLAN AND AGREEMENT OF MERGER
                                  BY AND AMONG
                            HEALTHSOUTH CORPORATION,
                        SSCI ACQUISITION CORPORATION AND
                          SUTTER SURGERY CENTERS, INC.

         This Amendment No. 1 to the Plan and Agreement of Merger (the "Plan of Merger") dated as of the 23rd day of August, 1995, is made and entered into as of the 26th day of October, 1995, by and among HEALTHSOUTH CORPORATION, a Delaware corporation ("Buyer"); SSCI ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Buyer ("Sub"); and SUTTER SURGERY CENTERS, INC., a Delaware corporation (the "Company" or "SSCI"). (Terms not otherwise defined herein shall have the same meanings as in the Plan of Merger).

                                R E C I T A L S:

         WHEREAS, Buyer, Sub and SSCI have heretofore entered into the Plan of Merger providing for the merger (the "Merger") of Sub with and into SSCI in accordance with the Delaware General Corporation law (the "Delaware Law") upon the terms and conditions set forth in the Plan of Merger; and

         WHEREAS, the Plan of Merger provides for the exchange of SSCI's existing shares of common stock for shares of HEALTHSOUTH's common stock, with such HEALTHSOUTH common to be registered at the Effective Time of the Merger pursuant to an effective registration statement to be filed with the Securities and Exchange Commission ("SEC"); and

         WHEREAS, the SEC, by letter dated October 13, 1995, has objected to the filing by HEALTHSOUTH of a registration statement on Form S-4 which would cover the HEALTHSOUTH common stock to be issued to the shareholders of SSCI pursuant to the Merger; and

         WHEREAS, HEALTHSOUTH has agreed to amend its filing on Form S-4 to convert it to a filing on Form S-3 pursuant to Rule 415 under the Securities Act of 1933;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         1. The second sentence of Section 5.5 "Buyer Common Stock" is hereby deleted in its entirety and the following is substituted in its place:

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                  "The Buyer Common  Stock to be issued  pursuant to the Plan of
                  Merger will, when so delivered, be (i) duly and validly issued, fully paid and non-assessable; (ii) be able to be publicly resold by the stockholders of SSCI upon effectiveness of a registration statement to be filed with the Securities and Exchange Commission within 30 days after the Effective Time by Buyer on Form S-3 and pursuant to Rule 415 as promulgated under the Securities Act of 1933 (the "Act"), and
                  (iii) after the registration statement provided for in (ii) shall have been declared effective by the SEC, be authorized for listing on the Exchange upon official notice of issuance."

         In all other respects, the language of Section 5.5 is unchanged.

         2. In the second and third lines of Section 7.6(a) delete the phrase "as soon as reasonably practicable" and insert "within thirty (30) days of the Effective Time".

         3. In the third line of Section 7.6(a) there is inserted after the words "a registration Statement" the following:

                  "on Form S-3 and pursuant to Rule 415 under the Securities Act of 1933"

         In all other respects, other than as set forth in Paragraph 2 hereof, the language of Section 7.6(a) is unchanged.

         4. In Section 7.6(b) delete the words "Prior to the Closing Date" at the beginning of Section 7.6(b) and substitute therefore "Within thirty (30) days of the Effective Time". In all other respects Section 7.6(b) is unchanged.

         5. In Section 7.6(c) delete the words "prior to the Closing Date" at the beginning of the subparagraph and again at the end of the subparagraph, and, in each case, substitute therefore: "within thirty (30) days after the Effective Time". In all other respects the provisions of 7.6(c) are reconfirmed and restated.

         6. Section 8.8 "Registration Statement" is deleted in its entirety.

         7. Section 9.7 "Registration Statement" is hereby deleted in its entirety.

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         8. Except as set forth above,  in all other  respect the Plan of Merger is hereby reaffirmed and acknowledged and the parties have caused this Amendment No. 1 to the Plan of Merger to be executed and delivered by their duly authorized officers as of the date first above written.

                                   SUTTER SURGERY CENTERS, INC.,
                                     a Delaware corporation


                                    By       /s/ AUGUST A. SAIBENI
                                      -----------------------------------------
                                    Name         August A. Saibeni
                                      -----------------------------------------
                                    Title  President and Chief Operating Officer
                                      -----------------------------------------


                                    HEALTHSOUTH Corporation,
                                      a Delaware corporation


                                    By      /s/ WILLIAM W. HORTON
                                      -----------------------------------------
                                    Name        William W. Horton
                                      -----------------------------------------
                                    Title      Group Vice President
                                      -----------------------------------------


                                    SSCI ACQUISITION CORPORATION,
                                      a Delaware corporation


                                    By      /s/ WILLIAM W. HORTON
                                      -----------------------------------------
                                    Name        William W. Horton
                                      -----------------------------------------
                                    Title        Vice President
                                      -----------------------------------------

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